                                                                   EXHIBIT 23.02




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated December 28, 2000 relating to the consolidated financial statements and related financial statement schedules of Summit Securities, Inc. as of September 30, 2000 and for each of the two years in the period ended September 30, 2000, which appears in Summit Securities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement on Form S-2.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
January 17, 2002